                                                                   EXHIBIT 10.62


                                     FORM OF
                             STOCK OPTION AGREEMENT
                                FOR THE GRANT OF
                      NON-QUALIFIED STOCK OPTIONS UNDER THE
                            STEWART ENTERPRISES, INC.
                        2000 INCENTIVE COMPENSATION PLAN


         THIS AGREEMENT (the "Agreement") is effective as of __________________, 20___ by and between Stewart Enterprises, Inc., a Louisiana corporation ("SEI"), and __________________________ ("Optionee").

         WHEREAS Optionee is a key employee of SEI, and SEI considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in SEI and an added incentive to advance the interests of SEI by possessing an option to purchase shares of the Class A common stock of SEI, no par value per share (the "Common Stock") in accordance with the Stewart Enterprises, Inc. 2000 Incentive Compensation Plan (the "Plan").

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I.

                                 Grant of Option

         SEI hereby grants to Optionee, effective __________________, 20___ (the "Date of Grant") the right, privilege and option to purchase ______________ shares of Common Stock (the "Option") at an exercise price of $________ per share (the "Exercise Price"). The Option shall be exercisable at the time specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                       II.

                                Time of Exercise

         2.1 Subject to the provisions of the Plan and the other provisions of this Agreement and subject to the Optionee remaining employed by SEI on the applicable dates, the Optionee shall be entitled to exercise the Option as follows:

                  ___% of the total number of shares covered by the Option beginning on April 12, 2001;



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                  ___%     of the total number of shares covered by the Option
                           beginning on April 12, 2002, less any shares previously issued;

                  ___% of the total number of shares covered by the Option beginning on April 12, 2003, less any shares previously issued;

                  100% of the total number of shares covered by the Option beginning on April 12, 2004, less any shares previously issued.

The Option shall expire and may not be exercised later than April 12, 2005.

         2.2 If Optionee's employment is terminated, the Option must be exercised, to the extent exercisable at the time of termination, within the periods specified below, but no later than April 12, 2005:

                  (a) In the event of death, disability within the meaning of
         Section 22(e)(3) of the Code, retirement on or after reaching age 65, early retirement with the approval of the Board of Directors or any termination, other than termination for "cause," after Optionee has completed 15 or more years of service with SEI and/or a subsidiary, the Option must be exercised within one year following termination of employment, after which time the Option shall terminate.

                  (b) In the event of termination for any other reason, the Option must be exercised within 30 days following termination of employment, after which time the Option shall terminate.

         2.3 The term "cause" shall mean (a) Optionee's breach of any written employment agreement between Optionee and SEI or a subsidiary or (b) the willful engaging by Optionee in gross conduct injurious to SEI or the subsidiary that employs Optionee, which in either case is not remedied within 10 days after SEI or the employing subsidiary provides written notice to the Optionee of such breach or willful misconduct.

                                      III.

                          Method of Exercise of Option

         Optionee may exercise all or a portion of the Option by delivering to SEI a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after SEI has received payment of the Exercise Price in the form permitted in the Plan, including payment by means of a broker-assisted exercise, as described in the Plan, the appropriate officer of SEI shall cause the transfer of title of the shares



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purchased to Optionee on SEI's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

                                       IV.

                                    Deferral

         Optionee may elect to defer receipt of all or any portion of the shares of Common Stock, or any payment of cash or other consideration in lieu thereof, that Optionee otherwise would receive upon exercise of the Option, pursuant to a deferral arrangement that may be established by the Committee and is in effect at the time of such election; provided, however, that the Committee shall have no obligation to establish or maintain any such arrangement.

                                       V.

                       No Contract of Employment Intended

         Nothing in this Agreement shall confer upon Optionee any right to continue in the employment of SEI or any of its subsidiaries, or to interfere in any way with the right of SEI or any of its subsidiaries to terminate Optionee's employment relationship with SEI or any of its subsidiaries at any time.

                                       VI.

                                 Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VII.

                               Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.



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                                      VIII.

                             Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. If any provision of this Agreement relating to the Option conflicts with any provision of any employment or change of control agreement between SEI and Optionee, the provision in the employment or change of control agreement shall control.


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     STEWART ENTERPRISES, INC.



                                     By:
                                          --------------------------------------
                                          James W. McFarland
                                          Chairman of the Compensation Committee
                                          of the Board of Directors


                                     -------------------------------------------

                                     --------------------------
                                     Optionee




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

                                     FORM OF
                             STOCK OPTION AGREEMENT
                                FOR THE GRANT OF
                      NON-QUALIFIED STOCK OPTIONS UNDER THE
                            STEWART ENTERPRISES, INC.
                        2000 INCENTIVE COMPENSATION PLAN


                                                                EXERCISE
NAME                                                DATE        PRICE             SHARES
----                                                ----        --------          ------

William E. Rowe                                     4/12/00     $  4.28125        500,000

Brian J. Marlowe                                    4/12/00     $  4.28125        200,000

Kenneth C. Budde                                    4/12/00     $  4.28125        140,000

Brent F. Heffron                                    4/12/00     $  4.28125        112,000

G. Kenneth Stephens, Jr.                            4/12/00     $  4.28125         70,000

Everett N. Kendrick                                 4/12/00     $  4.28125         70,000

Lawrence B. Hawkins                                 4/12/00     $  4.28125         42,000

Ronald H. Patron                                    4/12/00     $  4.28125         28,000

Michael K. Crane, Sr.                               4/12/00     $  4.28125          8,400

Randall L. Stricklin                                4/12/00     $  4.28125          8,400

Randall L. Stricklin                                4/20/00     $   4.1563        220,000

Lawrence B. Hawkins                                12/15/00     $   5.1600        250,000

Michael K. Crane, Sr.                               3/26/01     $   5.1600        220,000

G. Kenneth Stephens, Jr.                            3/26/01     $   5.1600         50,000

Everett N. Kendrick                                 5/23/01     $   6.9600         50,000

Randall L. Stricklin                                5/23/01     $   6.9600         50,000



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